DEMAND FOR PAYMENT

WHEREAS, effective May 31, 2005, MR3 Systems, Inc. (“MR3”), and MRD Holdings, Inc. (“MRD”), entered into a Stock Purchase and Loan Option Agreement (the “SPLOA”); and

WHEREAS, pursuant to the terms of the SPLOA MRD agreed to purchase 400,000 shares of MR3 Series B Preferred Stock for a total purchase price of US$1,000,000; and

WHEREAS, MRD also agreed to pay to MR3 an additional sum of US$15,000 pursuant to the terms of EXHIBIT A to an Internal Memorandum of Agreement (“MOA”) dated May 30, 2005; and

WHEREAS, MRD has failed to pay a total of US$184,000 to MR3 as agreed to under the SPLOA and the MOA.

NOW, THEREFORE, MR3 issues this formal demand to MRD, as follows:

1.	MR3 hereby demands that MRD make full payment to MR3 of the aforesaid US$184,000 due and owing to MR3.

2.	The US$184,000 payment must be made to and received by MR3 on or before November 11, 2005, at 5:00 p.m. Pacific Standard Time.

3.	Should MRD fail to make said payment to MR3 as demanded, MR3 will have no alternative but to:

(a) Proceed with further action to collect the amount due, plus substantial consequential damages to MR3 arising out of said non-payment, and

(b) Report the MRD non-payment to U.S. Securities and Exchange Commission and all other applicable regulatory authorities.

THIS IS A DEMAND TO COLLECT A DEBT AND ANY
INFORMATION OBTAINED WILL BE USED FOR THIS PURPOSE.

IN WITNESS WHEREOF, MR3 has executed and delivered this Demand for Payment to MRD on November 8, 2005.

MR3 SYSTEMS, INC.

By:	/s/ Randall S. Reis
Randall S. Reis, Chairman of the Board

435 BRANNAN STREET / SUITE 200     SAN FRANCISCO, CA 94107 USA     415.947.1090     415.947.1095 fax     www.mr3systems.com